Exhibit 99.1

FOR:	BIO-REFERENCE LABORATORIES, INC.

CONTACT:	Tara Mackay, Investor Relations
(201) 791-2600
(201) 791-1941 (fax)
tmackay@bioreference.com

BIO-REFERENCE LABORATORIES, INC. ANNOUNCES STRONG GROWTH RESULTING IN RECORD FIRST QUARTER REVENUE AND EARNINGS

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Q1FY13 results reported in accordance with Update 954 reclassifications

ELMWOOD PARK, NJ (February 28, 2013) Bio-Reference Laboratories, Inc. (NASDAQ: BRLI) announces record first quarter results for revenues and earnings.  Except for per share data or where otherwise noted, numbers are in thousands and all comparisons to prior periods are adjusted in accordance with the Accounting Standards Update 2011-7 under Topic 954 of FASB codification.  The appended table reflects the adjustments for the prior period.

The Company recorded Q1FY13 revenues of $161,256 (despite Management’s estimate that revenues were diminished by more than $2,500 due to the effects of the Hurricane Sandy in the quarter), an increase of 16% over the $138,793 recorded in Q1FY12. Net income before taxes in Q1FY13 totaled $15,373 (despite Management’s estimate that net income was diminished by more than $1,600 due to the effects of the Hurricane Sandy in the quarter), an increase of 19% compared with net income before taxes of $12,966 in Q1FY12. Net income after tax for Q1FY13 totaled $8,665, or $.31 per share (despite Management’s estimate that Net Income after tax was reduced by more than $930 and EPS was reduced by $.03 per share due to the effects of Hurricane Sandy), as compared with $7,365, or $.26 per share, in Q1FY12.  Gross profits on revenues for Q1FY13 were $70,922, resulting in a margin for gross profit on revenues of 44%, versus $60,117 for Q1FY12, which resulted in a margin of 43%.  Revenue per patient for Q1FY13 was $81.13, an increase of 7% from the $75.87 for Q1FY12. The number of patients served increased 9% to 1,973 in Q1FY13 from the Q1FY12 of 1,814.  Esoteric business for the Company was 62% of revenues for Q1FY13 as compared to 59% of revenues for Q1FY12 and Days Sales Outstanding (DSO) were 92 days compared to Q1FY12 DSO of 98 days.  Cash flow from operations for the current quarter was slightly more than $7,500, the second best first quarter in the Company’s history.

Marc D. Grodman, MD, CEO, commented: “Despite the effects of Hurricane Sandy at the beginning of the current quarter, we have seen continued growth and expansion of our business, especially in the areas of Women’s Health and genetics.  Since growth in these areas has historically brought attached routine business, we continued to see positive results in all of our lines of business.  There have been well-reported changes in the reimbursement landscape, particularly by Medicare and the Blues; we believe these changes will continue to have, minimal impact on our business.  In particular, with regard to the Blues, we are one of the largest laboratories in the country with contracts with numerous Blues plans and we are in negotiation with others. While we cannot discuss on-going negotiations at this time, we believe the change in the Blue Card program will not have a material effect on our business this year.  We have introduced new programs such as our StormPath program, a form of telepathology, OnkoMatch and Inherigen, which will propel us through a changing reimbursement environment.  We have designed marketing programs and comprehensive support solutions that we believe have protected our franchises and enabled us to maintain our growth.  Earlier this week, we re-affirmed our guidance for the year and we believe our current quarter financials present the most powerful statement we can make in this regard, even notwithstanding the drag on the quarter caused by Hurricane Sandy earlier in the quarter.”

Dr. Grodman further noted: “During the current quarter we acquired two small laboratories in Florida.  Our philosophy regarding acquisitions is: we buy laboratories we consider to be synergistic. As we have explained in the past, we offer one stop shopping to physicians as a specialty lab. When we buy laboratories in other geographic areas that do not bring in specific technical expertise, we do so to better service our clients and to add growth in the area.  We already have an extensive presence in Florida.  The smaller acquisition will be our Florida presence for Laboratorio Buena Salud, our new Spanish-first presence, and the second acquisition provides us with a strong local capacity that we can use to continue our growth in the Southeast of the country.  We also announced yesterday that we will be offering NonInvasive PreNatal Testing through the Natera Panorama program.  This too will provide growth opportunities.”

Dr. Grodman concluded, “We re-affirm our guidance for our current fiscal year as announced in our Q4FY12 earnings call.  We remain focused on being the technology leader, the marketing leader as well as the service leader in a service-dominated industry. We believe we grow because we are able to identify the needs of the clinical diagnostic market and provide solutions to the needs of the healthcare providers. We are committed to the disruptive technology and reporting advancements that have been the hallmark of our sustained growth and remain dedicated to continuing that model as we move forward.”

The Company’s Q1FY13 earnings conference call has been scheduled to take place this morning, February 28, 2013 at 10:30 a.m. Eastern Standard Time.  The live audio Web cast will be available at the Company’s corporate Web site, www.bioreference.com and through www.streetevents.com.  To listen to the call please go to either Web site ten minutes before the conference call is scheduled to begin. You will need to register as well as download and install any necessary audio software. The Web cast will be archived, on both Web sites, for 30 days following the call.

Bio-Reference Laboratories, Inc.

Statements of Operations

(Dollars in Thousands Except Share and Per Share Data)

(Unaudited)

Three Months Ended

January 31,

		(As Adjusted	(As Previously
		for Topic 954)	Reported)
	2013	2012	2012
Net Revenues	$161,256	$138,793	$149,919
Cost of Sales	90,334	78,676	78,676
Gross Profit on Revenues	70,922	60,117	71,243
General and Administrative	55,163	46,835	57,961
Operating Income	15,759	13,282	13,282
Other Expense, Net	386	316	316
Income Before Taxes	15,373	12,966	12,966
Taxes	6,708	5,601	5,601
Net Income	8,665	7,365	7,365
Income Per Share	$0.31	$0.26	$0.26
Number of Shares	27,716,336	27,887,717	27,887,717
Income Per Share (Diluted)	$0.31	$0.26	$0.26
Number of Shares (Diluted)	27,912,327	28,041,022	28,041,022

Bio-Reference Laboratories, Inc.

Balance Sheets

(Dollars in Thousands)

(Unaudited)

	January 31,	October 31,
	2013	2012
Cash & Cash Equivalents	$26,316	$25,143
Accounts Receivable (Net)	161,289	153,247
Plant, Property & Equipment (Net)	51,569	50,440
Intangible Assets (Net)	36,235	29,731
Other Assets	55,236	54,264
Total	$330,645	$312,825

Accounts Payable	$42,656	$41,288
Revolving Note	6,684	—
Long-Term Debt	17,500	18,047
Other Liabilities	27,595	26,243
Shareholder’s Equity	236,210	227,247
Total	$330,645	$312,825

About BioReference Laboratories, Inc.

BRLI is a clinical testing laboratory offering testing, information and related services to physician offices, clinics, hospitals, employers and governmental units.  We believe that we are the fourth largest full-service laboratory in the United States and the largest independent regional laboratory in the Northeastern market.  BRLI offers a comprehensive list of laboratory testing services utilized by healthcare providers in the detection, diagnosis, evaluation, monitoring and treatment of diseases.  BRLI primarily focuses on esoteric testing, molecular diagnostics, anatomical pathology, women’s health and correctional health care.

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Statements included in this release that are not historical in nature, are intended to be, and are hereby identified as “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, many of which are beyond our ability to control or predict. Forward-looking statements may be identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will” or words of similar meaning and include, but are not limited to, statements about the expected future business and financial performance of Bio-Reference Laboratories, Inc. and its subsidiaries. Statements looking forward in time are included in this release pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to be materially different from any future performance suggested herein. Risks and uncertainties that may affect the future results of the company include, but are not limited to, adverse results from pending or future government investigations, lawsuits or private actions, the competitive environment, changes in government regulations, changing relationships with customers, payers, suppliers and strategic partners and other and other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission.  We undertake no obligation to publicly update or review any forward-looking information, whether as a result of new information, future developments or otherwise.

www.bioreference.com